EXHIBIT 32.2

            Certification of Principal Financial Officer Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Park Electrochemical Corp. (the "Company") for the fiscal year ended March 2, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), P. Matthew Farabaugh, as Vice President and Controller (the person currently performing the functions similar to those performed by a principal financial officer) of the Company, hereby certifies, pursuant to 18 U.S.C. [SEC] 1350, as adopted pursuant to [SEC] 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ P. Matthew Farabaugh
--------------------------------------
Name:    P. Matthew Farabaugh
Title:   Vice President and Controller
Date:    May 13, 2008

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